Exhibit 32.1

Certification Pursuant to
18 U.S.C. Section 1350
by Chief Executive Officer

          In connection with the Quarterly Report of VSB Bancorp, Inc. (the “Company”) on Form 10-Q for the period ending September 30, 2008 as filed with the Securities and Exchange Commission on or about the date hereof (the “Report”), I, Raffaele M. Branca, President and Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, that:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: November 12, 2008

/s/ Raffaele M. Branca

Raffaele M. Branca
President and CEO

A signed original of this written statement has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.

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